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                                                                    Exhibit 23.2
                                                                    ------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No's. 333-48346, 333-34970, 333-37868 and 333-37870) of
Pure Resources, Inc. our report dated March 10, 2000 relating to the financial statements of Pure Resources, Inc., formerly referred to as Union Oil's Permian Basin business unit, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K for the year ended December 31, 2000.

PriceWaterhouseCoopers LLP

Houston, Texas
March 8, 2001